Exhibit 10.44

CxCIC, LLC

500 Park Avenue, Floor 8

New York, New York 10022

                 , 2013

Ply Gem Industries, Inc.

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

Attention: Shawn Poe

Dear Sir:

We refer to the Advisory Agreement, dated as of February 12, 2004, as amended by Amendment No. 1 to Advisory Agreement, dated as of November 6, 2012 (as amended, the “Advisory Agreement”), by and between Ply Gem Industries, Inc. (the “Company”) and CxCIC, LLC (“CIC”). This letter evidences the agreement of the Company and CIC with respect to the termination of the Advisory Agreement and the consequences thereof in connection with the consummation of the initial public offering of common stock (the “IPO” and, the consummation of the IPO, the “IPO Closing”) of Ply Gem Holdings, Inc., the parent company of the Company (“Holdings”).

Upon payment by Holdings to CIC on the date hereof of an amount equal to $                    , and notwithstanding any provision to the contrary in the Advisory Agreement (including Section 4 (Termination)), all provisions of the Advisory Agreement other than Sections 7 (Indemnity and Exculpation), 8 (Assignment), 9 (Modification), 10 (Entire Agreement), 12 (Governing Law; Submission to Jurisdiction) and 13 (Counterparts) are hereby terminated, effective as of the IPO Closing.

Sincerely,

CXCIC, LLC

By:	Georgica Management LLC, its managing member

By:
	Name:	Frederick J. Iseman
	Title:	President

Agreed to and Accepted by:

PLY GEM INDUSTRIES, INC.

By:
Name:
Title:

[Signature page to Advisory Agreement Termination Letter]